Exhibit 99.1

Novanta Announces Financial Results
for the Second Quarter 2019

•	Second Quarter 2019 GAAP Revenue of $155.1 million
•	Second Quarter 2019 GAAP Net Income of $10.4 million
•	Second Quarter 2019 GAAP Diluted Earnings Per Share of $0.29
•	Second Quarter 2019 Adjusted Earnings Per Share of $0.54
•	Second Quarter 2019 Adjusted EBITDA of $31.0 million

BEDFORD, Mass., August 6, 2019 -- Novanta Inc. (Nasdaq: NOVT) (the “Company”), a trusted technology partner to medical and advanced technology equipment manufacturers, today reported financial results for the second quarter 2019.

Financial Highlights	Three Months Ended
(In millions, except per share amounts)	June 28,	June 29,
	2019	2018
GAAP
Revenue	$155.1	$150.4
Operating Income	$15.1	$17.1
Net Income Attributable to Novanta Inc.	$10.4	$11.0
Diluted EPS	$0.29	$0.32
Non-GAAP*
Adjusted Operating Income	$25.8	$25.9
Adjusted Diluted EPS	$0.54	$0.51
Adjusted EBITDA	$31.0	$30.4

*Reconciliations of GAAP to non-GAAP financial measures, as well as definitions for the non-GAAP financial measures included in this press release and the reasons for their use, are presented below.

Second Quarter

“Novanta delivered solid results in the second quarter, with good execution by our teams and solid progress on our strategic goals,” said Matthijs Glastra, Chief Executive Officer of Novanta. “We continue to see strong high-teens growth in our Medical businesses, mitigating the weakness in the broader Industrial capital equipment markets.”

During the second quarter of 2019, Novanta generated GAAP revenue of $155.1 million, an increase of $4.7 million, or 3.2%, versus the second quarter of 2018.  The Company’s acquisition activities resulted in an increase in revenue of $1.7 million, or 1.2%, compared to the second quarter of 2018.  Changes in foreign currency exchange rates year over year adversely impacted our revenue by $3.0 million, or 2.0%, during the second quarter of 2019.  Our year-over-year Organic Revenue Growth, which excludes the net impact of acquisitions and changes in foreign currency exchange rates, was 4.0% for the second quarter of 2019 (see “Organic Revenue Growth” in the non-GAAP reconciliation below).

In the second quarter of 2019, GAAP operating income was $15.1 million, compared to $17.1 million in the second quarter of 2018.  GAAP net income attributable to Novanta was $10.4 million in the second quarter of 2019, compared to $11.0 million in the second quarter of 2018.  GAAP diluted earnings per share (“EPS”) was $0.29 in the second quarter of 2019, compared to $0.32 in the second quarter of 2018.

Adjusted Diluted EPS was $0.54 in the second quarter of 2019, compared to $0.51 in the second quarter of 2018.  The Company ended the second quarter of 2019 with 35.5 million weighted average shares outstanding.  Adjusted EBITDA was $31.0 million in the second quarter of 2019, compared to $30.4 million in the second quarter of 2018.

Operating cash flow for the second quarter of 2019 was $15.4 million. The Company completed the second quarter of 2019 with approximately $214.6 million of total debt and $66.1 million of total cash. Net Debt, as defined in the non-GAAP reconciliation below, was $150.2 million.

Financial Outlook

“Our third quarter is impacted by temporary lumpiness with a large in vitro diagnostics customer and a temporary slowdown in June bookings caused by the global trade uncertainties impacting Industrial end market sales,” said Matthijs Glastra, Chief Executive Officer of Novanta. “However, we expect to perform significantly better in our fourth quarter driven by growth in our Medical businesses and stronger bookings and backlog in our Advanced Industrial businesses, helping us exit the year with strong momentum.”

For the third quarter of 2019, the Company expects GAAP revenue of approximately $154 million to $156 million, Adjusted EBITDA in the range of $29 million to $31 million, and Adjusted Diluted EPS to be in the range of $0.50 to $0.52.  The Company’s Adjusted Diluted EPS and Adjusted EBITDA guidance assumes no significant changes in foreign exchange rates.

For the fourth quarter of 2019, the Company expects GAAP revenue of approximately $166 million to $169 million, Adjusted EBITDA in the range of $34 million to $36 million, and Adjusted Diluted EPS to be in the range of $0.61 to $0.63.  The Company’s Adjusted Diluted EPS and Adjusted EBITDA guidance assumes no significant changes in foreign exchange rates.

Novanta provides earnings guidance on a non-GAAP basis and does not provide earnings guidance on a GAAP basis, with the exception of GAAP revenue guidance.  A reconciliation of the Company’s forward-looking Adjusted EBITDA and Adjusted EPS guidance to the most directly comparable GAAP financial measures is not provided because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including future changes in the fair value of contingent considerations; significant discrete income tax expenses (benefits); divestiture related expenses; acquisition related expenses; impact of purchase price allocations for recently completed acquisitions; gains and losses from sale of real estate assets; costs related to product line closures; intangible asset impairment charges and related asset write-offs; future restructuring expenses; foreign exchange gains/(losses) on proceeds from divestitures; benefits or expenses associated with the completion of tax audits; and other charges reflected in the Company’s reconciliation of historical non-GAAP financial measures, the amounts of which, based on past experience, could be material. For additional information regarding Novanta’s non-GAAP financial measures, see “Use of Non-GAAP Financial Measures” below.

Conference Call Information

The Company will host a conference call on Tuesday, August 6, 2019 at 10:00 a.m. ET to discuss these results.  To access the call, please dial (888) 346-3959 prior to the scheduled conference call time.

Alternatively, the conference call can be accessed online via a live webcast on the Presentations and Events page of the Investor Relations section of the Company’s website at www.novanta.com.

A replay of the audio webcast will be available approximately three hours after the conclusion of the call on the Investor Relations section of the Company’s website at www.novanta.com. The replay will remain available until Monday, October 7, 2019.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures used in this press release are Organic Revenue Growth, Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Operating Income and Operating Margin, Adjusted Income before Income Taxes, Adjusted Income Tax Provision and Effective Tax Rate, Adjusted Net Income Attributable to Novanta Inc., Net of Tax, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow as a Percentage of Net Income Attributable to Novanta Inc. and Net Debt.

The Company believes that these non-GAAP financial measures provide useful and supplementary information to investors regarding the operating performance of the Company. It is management’s belief that these non-GAAP financial measures would be particularly useful to investors because of the significant changes that have occurred outside of the Company’s day-to-day business in accordance with the execution of the Company’s strategy. This strategy includes streamlining the Company’s existing operations through site and functional consolidations, strategic divestitures and product line closures, expanding the Company’s business through significant internal investments, and broadening the Company’s product and service offerings through acquisition of innovative and complementary technologies and solutions. The financial impact of certain elements of these activities, particularly acquisitions, divestitures, and site and functional restructurings, is often large relative to the Company’s overall financial performance and can adversely affect the comparability of its operating results and investors’ ability to analyze the business from period to period.

The Company’s Adjusted EBITDA and Organic Revenue Growth are used by management to evaluate operating performance, communicate financial results to the Board of Directors, benchmark results against historical performance and the performance of peers, and evaluate investment opportunities, including acquisitions and divestitures. In addition, Adjusted EBITDA and Organic Revenue Growth are used to determine bonus payments for senior management and employees. The Company also uses Adjusted Diluted EPS as a measurement for performance shares issued to certain executives. Accordingly, the Company believes that these non-GAAP measures provide greater transparency and insight into management’s method of analysis.

Non-GAAP financial measures should not be considered as substitutes for, or superior to, measures of financial performance prepared in accordance with GAAP. They are limited in value because they exclude charges that have a material effect on the Company’s reported results and, therefore, should not be relied upon as the sole financial measures to evaluate the Company’s financial results. The non-GAAP financial measures are meant to supplement, and to be viewed in conjunction with, GAAP financial measures. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

Safe Harbor and Forward-Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “believe,” “future,” “could,” “should,” “plan,” “aim,” and other similar expressions. These forward-looking statements include, but are not limited to, statements regarding anticipated financial performance, including our financial outlook for the third quarter and fourth quarter 2019; expectations regarding market conditions; and other statements that are not historical facts.

These forward-looking statements are neither promises nor guarantees, but involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, but not limited to, the following: economic and political conditions and the effects of these conditions on our customers’ businesses and level of business activity; our significant dependence upon our customers’ capital expenditures, which are subject to cyclical market fluctuations; our dependence upon our ability to respond to fluctuations in product demand; our ability to continually innovate and successfully commercialize our innovations; failure to introduce new products in a timely manner; customer order timing and other similar factors beyond our control; disruptions or breaches in security of our information technology systems; our failure to comply with data privacy regulations; changes in interest rates, credit ratings or foreign currency exchange rates; risks associated with our operations in foreign countries; risks associated with increased outsourcing of components manufacturing; our exposure to increased tariffs, trade restrictions or taxes on our products; our failure to comply with local import and export regulations in the jurisdictions in which we operate; negative effects on global economic conditions, financial markets and our business as a result of the United Kingdom’s impending withdrawal from the European Union and the actions of the current U.S. government, including its policies on trade tariffs and reactions from other countries to any new tariffs imposed by the U.S.; violations of our intellectual property rights and our ability to protect our intellectual property against infringement by third parties; risk of losing our competitive advantage; our failure to successfully integrate recent and future acquisitions into our businesses; our ability to attract and retain key personnel; our restructuring and realignment activities and disruptions to our operations as a result of consolidation of our operations; product defects or problems integrating our products with other vendors’ products; disruptions in the supply of certain key components or other goods from our suppliers; our failure to accurately forecast component and raw material requirements leading to excess inventories or interruptions and delays in the delivery of our products to customers; production difficulties and product delivery delays or disruptions; our exposure to medical device regulation, which may impede or hinder the approval or sale of our products and, in some cases, may ultimately result in an inability to obtain approval of certain products or may result in the recall or seizure of previously approved products; potential penalties for violating foreign, U.S. federal, and state healthcare laws and regulations; changes in governmental regulations affecting our businesses or products; our failure to comply with environmental regulations; our failure to implement new information technology systems and software successfully; our failure to realize the full value of our intangible assets; our exposure to the credit risk of some of our customers and in weakened markets; our reliance on third party distribution channels; being subject to U.S. federal income taxation even though we are a non-U.S. corporation; tax audits by tax authorities; changes in tax laws, and fluctuations in our effective tax rates; any need for additional capital to adequately respond to business challenges or opportunities and repay or refinance our existing indebtedness, which may not be available on acceptable terms or at all; our existing indebtedness limiting our ability to engage in certain activities; volatility in the market price for our common shares; provisions of our corporate documents that may delay or prevent a change in control; and our failure to maintain appropriate internal controls in the future.

Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2018 our subsequent filings with the Securities and Exchange Commission (“SEC”), and in our future filings with the SEC. Such statements are based on the Company’s beliefs and assumptions and on information currently available to the Company. The Company disclaims any obligation to publicly update or revise any such forward-looking statements as a result of developments occurring after the date of this document except as required by law.

About Novanta

Novanta is a leading global supplier of core technology solutions that give medical and advanced industrial original equipment manufacturers (“OEMs”) a competitive advantage. We combine deep proprietary technology expertise and competencies in photonics, vision, and precision motion with a proven ability to solve complex technical challenges. This enables Novanta to engineer core components and sub-systems that deliver extreme precision and performance, tailored to our customers' demanding applications. The driving force behind our growth is the team of innovative professionals who share a commitment to innovation and customer success. Novanta’s common shares are quoted on Nasdaq under the ticker symbol “NOVT.”

More information about Novanta is available on the Company’s website at www.novanta.com.  For additional information, please contact Novanta Investor Relations at (781) 266-5137 or InvestorRelations@novanta.com.

Novanta Inc.

Investor Relations Contact:

Robert J. Buckley

(781) 266-5137

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of U.S. dollars or shares, except per share amounts)

(Unaudited)

	Three Months Ended
	June 28,	June 29,
	2019	2018
Revenue	$155,145	$150,400
Cost of revenue	89,363	85,171
Gross profit	65,782	65,229
Operating expenses:
Research and development and engineering	13,388	12,551
Selling, general and administrative	29,204	29,231
Amortization of purchased intangible assets	3,772	3,893
Restructuring and acquisition related costs	4,313	2,439
Total operating expenses	50,677	48,114
Operating income	15,105	17,115
Interest income (expense), net	(2,160)	(2,561)
Foreign exchange transaction gains (losses), net	27	177
Other income (expense), net	(70)	(46)
Income before income taxes	12,902	14,685
Income tax provision	2,522	3,060
Consolidated net income	10,380	11,625
Less: Net income attributable to noncontrolling interest	—	(625)
Net income attributable to Novanta Inc.	$10,380	$11,000

Earnings per common share attributable to Novanta Inc.:
Basic	$0.30	$0.32
Diluted	$0.29	$0.32

Weighted average common shares outstanding—basic	34,998	34,949
Weighted average common shares outstanding—diluted	35,503	35,474

NOVANTA INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands of U.S. dollars)

(Unaudited)

	June 28,	December 31,
	2019	2018
ASSETS
Current Assets
Cash and cash equivalents	$66,093	$82,043
Accounts receivable, net	88,831	83,955
Inventories	113,297	104,764
Prepaid expenses and other current assets	16,690	11,007
Total current assets	284,911	281,769
Property, plant and equipment, net	64,630	65,464
Operating lease assets	38,633	—
Intangible assets, net	152,775	142,920
Goodwill	230,371	217,662
Other assets	12,053	11,761
Total assets	$783,373	$719,576
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Current portion of long-term debt	$—	$4,535
Accounts payable	50,015	50,733
Accrued expenses and other current liabilities	48,530	48,928
Total current liabilities	98,545	104,196
Long-term debt	214,562	202,843
Operating lease liabilities	35,108	—
Other long-term liabilities	48,976	44,282
Total liabilities	397,191	351,321
Stockholders’ Equity:
Total stockholders’ equity	386,182	368,255
Total liabilities and stockholders’ equity	$783,373	$719,576

NOVANTA INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	June 28,	June 29,
	2019	2018
Cash flows from operating activities:
Consolidated net income	$10,380	$11,625
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	9,040	9,120
Share-based compensation	2,378	1,736
Deferred income taxes	(2,013)	(1,456)
Other	2,375	539
Changes in assets and liabilities which (used)/provided cash, excluding effects from business acquisitions:
Accounts receivable	2,253	1,105
Inventories	(5,591)	879
Other operating assets and liabilities	(3,426)	(3,592)
Cash provided by operating activities	15,396	19,956
Cash flows from investing activities:
Acquisition of businesses, net of cash acquired and working capital adjustments	(28,884)	(27,445)
Purchases of property, plant and equipment	(3,172)	(4,326)
Other investing activities	17	20
Cash used in investing activities	(32,039)	(31,751)
Cash flows from financing activities:
Borrowings under revolving credit facility	23,643	30,272
Repayments of term loan and revolving credit facility	(11,500)	(16,532)
Repurchase of common stock	(3,339)	(1,929)
Other financing activities	(972)	(779)
Cash provided by financing activities	7,832	11,032
Effect of exchange rates on cash and cash equivalents	830	(3,103)
Decrease in cash and cash equivalents	(7,981)	(3,866)
Cash and cash equivalents, beginning of period	74,074	111,127
Cash and cash equivalents, end of period	$66,093	$107,261

NOVANTA INC.

Revenue by Reportable Segment

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended
	June 28,	June 29,
	2019	2018
Revenue
Photonics	$58,286	$64,062
Vision	65,895	53,823
Precision Motion	30,964	32,515
Total	$155,145	$150,400

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted Gross Profit and Adjusted Gross Profit Margin by Segment (Non-GAAP):

	Three Months Ended
	June 28,	June 29,
	2019	2018
Photonics
Gross Profit (GAAP)	$27,308	$30,737
Gross Profit Margin (GAAP)	46.9%	48.0%
Amortization of intangible assets	584	699
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$27,892	$31,436
Adjusted Gross Profit Margin (Non-GAAP)	47.9%	49.1%

Vision
Gross Profit (GAAP)	$25,211	$20,441
Gross Profit Margin (GAAP)	38.3%	38.0%
Amortization of intangible assets	1,586	1,625
Acquisition fair value adjustments	80	—
Adjusted Gross Profit (Non-GAAP)	$26,877	$22,066
Adjusted Gross Profit Margin (Non-GAAP)	40.8%	41.0%

Precision Motion
Gross Profit (GAAP)	$13,759	$14,702
Gross Profit Margin (GAAP)	44.4%	45.2%
Amortization of intangible assets	276	165
Acquisition fair value adjustments	95	—
Adjusted Gross Profit (Non-GAAP)	$14,130	$14,867
Adjusted Gross Profit Margin (Non-GAAP)	45.6%	45.7%

Unallocated Corporate and Shared Services
Gross Profit (GAAP)	$(496)	$(651)
Amortization of intangible assets	—	—
Acquisition fair value adjustments	—	—
Adjusted Gross Profit (Non-GAAP)	$(496)	$(651)

Novanta Inc.
Gross Profit (GAAP)	$65,782	$65,229
Gross Profit Margin (GAAP)	42.4%	43.4%
Amortization of intangible assets	2,446	2,489
Acquisition fair value adjustments	175	—
Adjusted Gross Profit (Non-GAAP)	$68,403	$67,718
Adjusted Gross Profit Margin (Non-GAAP)	44.1%	45.0%

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted EPS (Non-GAAP):

	Three Months Ended June 28, 2019
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$15,105	9.7%	$12,902	$2,522	19.5%	$10,380	$0.29
Non-GAAP Adjustments:
Amortization of intangible assets	6,218	4.0%	6,218
Restructuring costs	2,134	1.4%	2,134
Acquisition related costs	2,179	1.4%	2,179
Acquisition fair value adjustments	175	0.1%	175
Tax effect on non-GAAP adjustments				1,795
Non-GAAP tax adjustments				15
Total non-GAAP adjustments	10,706	6.9%	10,706	1,810		8,896	0.25

Adjusted results (Non-GAAP)	$25,811	16.6%	$23,608	$4,332	18.3%	$19,276	$0.54

Weighted average shares outstanding - Diluted							35,503

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(Amounts in thousands except per share amounts)

(Unaudited)

Adjusted Operating Income and Adjusted EPS (Non-GAAP):

	Three Months Ended June 29, 2018
	Operating Income	Operating Margin	Income before Income Taxes	Income Tax Provision	Effective Tax Rate	Net Income Attributable to Novanta Inc., Net of Tax	Diluted EPS
GAAP results	$17,115	11.4%	$14,685	$3,060	20.8%	$11,000
Less: Redeemable noncontrolling interest redemption value adjustment						303
Net income attributable to Novanta Inc. after adjustment for redeemable noncontrolling interest redemption value						$11,303	$0.32
Redeemable noncontrolling interest redemption value adjustment						(303)	(0.01)
Net income attributable to Novanta Inc.						$11,000
Non-GAAP Adjustments:
Amortization of intangible assets	6,382	4.2%	6,382
Restructuring costs	988	0.7%	988
Acquisition related costs	1,451	0.9%	1,451
Tax effect on non-GAAP adjustments				1,590
Non-GAAP tax adjustments				14
Total non-GAAP adjustments	8,821	5.8%	8,821	1,604		7,217	0.20

Adjusted results (Non-GAAP)	$25,936	17.2%	$23,506	$4,664	19.8%	$18,217	$0.51

Weighted average shares outstanding - Diluted							35,474

NOVANTA INC.

Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands of U.S. dollars)

(Unaudited)

Adjusted EBITDA (Non-GAAP):

	Three Months Ended
	June 28,	June 29,
	2019	2018
Consolidated Net Income (GAAP)	$10,380	$11,625
Net Income Margin	6.7%	7.7%
Interest (income) expense, net	2,160	2,561
Income tax provision	2,522	3,060
Depreciation and amortization	9,040	9,120
Share-based compensation	2,378	1,736
Restructuring and acquisition related costs	4,313	2,439
Acquisition fair value adjustments	175	—
Other, net	43	(131)
Adjusted EBITDA (Non-GAAP)	$31,011	$30,410
Adjusted EBITDA Margin (Non-GAAP)	20.0%	20.2%

Organic Revenue Growth (Non-GAAP):

Three Months Ended June 28, 2019 Compared to Three Months Ended June 29, 2018
Reported Growth (GAAP)	3.2%
Less: Change attributable to acquisitions	1.2%
Plus: Change due to foreign currency	2.0%
Organic Growth (Non-GAAP)	4.0%

Net Debt (Non-GAAP):

	June 28,	December 31,
	2019	2018
Total Debt (GAAP)	$214,562	$207,378
Plus: Deferred financing costs	1,683	2,205
Gross Debt	216,245	209,583
Less: Cash and cash equivalents	(66,093)	(82,043)
Net Debt (Non-GAAP)	$150,152	$127,540

Free Cash Flow (Non-GAAP):

	Three Months Ended
	June 28,	June 29,
	2019	2018
Cash Provided by Operating Activities (GAAP)	$15,396	$19,956
Less: Purchases of property, plant and equipment	(3,172)	(4,326)
Plus: Proceeds from sale of property, plant and equipment	17	20
Free Cash Flow (Non-GAAP)	$12,241	$15,650
Net Income Attributable to Novanta Inc. (GAAP)	$10,380	$11,000
Cash Provided by Operating Activities as a Percentage of Net Income Attributable to Novanta Inc.	148.3%	181.4%
Free Cash Flow as a Percentage of Net Income Attributable to Novanta Inc.	117.9%	142.3%

Non-GAAP Measures

Organic Revenue Growth

The Company defines the term “organic revenue” as revenue excluding the impact from business acquisitions, divestitures, product line discontinuations, and the effect of foreign currency translation. The Company uses the related term “organic revenue growth” to refer to the financial performance metric of comparing current period organic revenue with the reported revenue of the corresponding period in the prior year. The Company believes that this non-GAAP measure, when taken together with our GAAP financial measures, allows the Company and its investors to better measure the Company’s performance and evaluate long-term performance trends. Organic revenue growth also facilitates easier comparisons of the Company’s performance with prior and future periods and relative comparisons to its peers. The Company excludes the effect of foreign currency translation from these measures because foreign currency translation is subject to volatility and can obscure underlying business trends. The Company excludes the effect of acquisitions and divestitures because these activities can vary dramatically between reporting periods and between the Company and its peers, which the Company believes makes comparisons of long-term performance trends difficult for management and investors. Organic Revenue Growth is also used as a performance metric to determine bonus payments for senior management and employees.

Adjusted Gross Profit and Adjusted Gross Profit Margin

The calculation of Adjusted Gross Profit and Adjusted Gross Profit Margin is displayed in the tables above. Adjusted Gross Profit and Adjusted Gross Profit Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.

Adjusted Operating Income and Adjusted Operating Margin

The calculation of Adjusted Operating Income and Adjusted Operating Margin is displayed in the tables above. Adjusted Operating Income and Adjusted Operating Margin exclude amortization of acquired intangible assets and inventory fair value adjustments related to business acquisitions because: (1) the amounts are non-cash; (2) the Company cannot influence the timing and amount of future expense recognition; and (3) excluding such expenses provides investors and management better visibility into the components of operating costs.  The Company also excluded restructuring and acquisition related costs due to the significant changes that have occurred outside of the Company’s day-to-day business for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted Income before Income Taxes

The calculation of Adjusted Income before Income Taxes is displayed in the tables above.  The calculation of Adjusted Income before Income Taxes excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, and restructuring and acquisition related costs for the reasons described for Adjusted Operating Income and Adjusted Operating Margin above.

Non-GAAP Income Tax Provision and Effective Tax Rate

The Non-GAAP Income Tax Provision and Effective Tax Rate are calculated based on the Adjusted Income before Income Taxes by jurisdiction and the applicable tax rates currently in effect for the respective jurisdictions. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Net Income Attributable to Novanta Inc., Net of Tax

The calculation of Adjusted Net Income Attributable to Novanta Inc., Net of Tax, is displayed in the tables above.  Because pre-tax income is included in determining net income attributable to Novanta Inc., net of tax, the calculation of Adjusted Net Income Attributable to Novanta Inc., Net of Tax, also excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, and restructuring and acquisition related costs. In addition, the Company excluded significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments discussed above.

Adjusted Diluted EPS

The calculation of Adjusted Diluted EPS is displayed in the tables above.  Because Net Income Attributable to Novanta Inc., Net of Tax, is used in the diluted EPS calculation, the calculation of Adjusted Diluted EPS excludes amortization of acquired intangible assets, inventory fair value adjustments related to business acquisitions, restructuring and acquisition related costs, significant discrete income tax expenses (benefits) related to releases of valuation allowances, benefits or expenses associated with the completion of tax audits, effects of changes in tax laws, effects of acquisition related tax planning actions on the Company’s effective tax rate, and the income tax effect of non-GAAP adjustments for the reasons described above for Adjusted Net Income Attributable to Novanta Inc., Net of Tax.  In addition, the Company excluded the redeemable noncontrolling interest redemption value adjustment as (1) the adjustment is unusual; (2) the amount is noncash; (3) the amount does not represent a measure of earnings and is excluded from the determination of net income attributable to Novanta Inc.; and (4) the Company believes that investors may benefit from an understanding of the Company's operating results without giving effect to this adjustment.

Adjusted EBITDA and Adjusted EBITDA Margin

The Company defines Adjusted EBITDA as the consolidated net income before deducting interest (income) expense, income taxes, depreciation, amortization, non-cash share-based compensation, restructuring and acquisition related costs, acquisition fair value adjustments, other non-operating income (expense) items, including foreign exchange gains (losses) and net periodic pension costs of the Company’s frozen U.K. defined benefit pension plan for the reasons described above in the introductory paragraphs of the “Use of Non-GAAP Financial Measures.”

Adjusted EBITDA includes 100% of the results of the Company’s consolidated subsidiaries and therefore does not exclude the Adjusted EBITDA attributable to noncontrolling interests.

Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of Revenue.

In evaluating Adjusted EBITDA and Adjusted EBITDA Margin, you should be aware that in the future the Company may incur expenses that are the same as, or similar to, some of the adjustments in this presentation.

Free Cash Flow and Free Cash Flow as a Percentage of Net Income Attributable to Novanta, Inc.

The Company defines Free Cash Flow as cash provided by operating activities less cash paid for purchases of property, plant and equipment and plus cash proceeds from sale of property, plant and equipment. Free Cash Flow as a Percentage of Net Income Attributable to Novanta, Inc. is defined as Free Cash Flow divided by Net Income Attributable to Novanta, Inc.  Management believes these non-GAAP measures are important indicators of the Company’s liquidity as well as its ability to service its outstanding debt, and to fund future growth.

Net Debt

The Company defines Net Debt as its total debt as reported on the consolidated balance sheet plus unamortized deferred financing costs and less its cash and cash equivalents as of the end of the period presented. Management uses Net Debt to monitor the Company’s outstanding debt obligations that could not be satisfied by its cash and cash equivalents on hand.

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